SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
		SHARES PURCHASED	AVERAGE
	DATE	SOLD(-)	PRICE(2)
COMMON	STOCK-BEL FUSE INC.

	GAMCO ASSET MANAGEMENT INC.
	7/24/2007	1,700	36.18
	7/20/2007	200	36.20
	7/10/2007	4,400	36.22
	7/9/2007	3,000	36.54
	7/6/2007	1,500	37.08
	7/6/2007	7,000	36.76
	7/5/2007	5,600	37.00
	6/26/2007	500	36.44
	GABELLI FUNDS, LLC.
	GABELLI SMALL CAP GROWTH FUND
	7/24/2007	2,900	36.13
	7/20/2007	2,100	36.23
	6/29/2007	700	37.00
	6/27/2007	300	36.10
	6/26/2007	1,000	36.25
	6/25/2007	2,300	36.14
	THE GABELLI GLOBAL DEAL FUND
	7/25/2007	600	36.00
	7/24/2007	4,300	36.13
	7/23/2007	100	36.15

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.